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                                   EXHIBIT 11


               STATEMENT OF THE COMPUTATION OF PER SHARE EARNINGS
                       IN ACCORDANCE WITH INSTRUCTION 4(g)


                                                    THREE MONTHS ENDED                              NINE MONTHS ENDED
                                            -------------------------------------         -------------------------------------
                                                12/31/95             12/25/94                 12/31/95             12/25/94
                                            ----------------     ----------------         ----------------     ----------------
Primary earnings per share:

         Weighted average number
          of common shares outstanding            5,099,338            5,082,321                5,092,146            5,124,221


         Dilutive effect of stock
          option plan                              -     (a)            -     (a)                -     (a)            -     (a)
                                            ---------------      ---------------          ---------------      ---------------

                                                  5,099,338            5,082,321                5,092,146            5,124,221
                                            ===============      ===============          ===============      ===============



         Net income                        $      2,346,000     $      1,354,000        $       5,101,000    $       2,623,000
                                           ================     ================        =================    =================


         Primary earnings per share        $           0.46     $           0.27        $            1.00    $            0.51
                                           ================     ================        =================    =================






(a) The inclusion of stock options in the calculation of primary earnings per share was either anti-dilutive or not material as per APB 15.


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